Exhibit 3(ii)


                                     BY-LAWS

                                       OF

                            TRANSAMERICA CORPORATION


                         -------------------------------


                                     OFFICES

         1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                      SEAL

         2. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Incorporated October 11, 1928, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The Secretary may have duplicate seals made and deposited for use with such officers as the Board of Directors may designate.

            It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of this corporation that the execution of such instrument be evidenced by the corporate seal; and all documents, instruments, contracts and writings of all kinds signed on behalf of the corporation by any authorized officer or officers thereof shall be as effectual and binding on the corporation without the corporate seal as if the execution of the same had been evidenced by affixing the corporate seal thereto.

                             STOCKHOLDERS' MEETINGS

         3. All meetings of the stockholders shall be held at such office or place, within or without the State of Delaware, as may be designated by the Board of Directors and as shall be specified in the notice of the meeting.

         4. The annual meeting of the stockholders shall be held on such day of the year and at such time as may be designated by the Board of Directors and as shall be specified in the notice of the meeting; provided, however, that in the absence of such a designation and notice, the annual meeting shall be held on the fourth Thursday of April in each year, if not a legal holiday under the laws of said State, then on the next succeeding day not a legal holiday under the laws of said State, at 11 o'clock A.M., when they shall elect by a plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

         5. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the original meeting.

         6. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and submitted to the Secretary at or before such meeting, but no such proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation; provided, however, that, except where a date shall have been fixed as a record date for the determination of stockholders entitled to vote as hereinafter provided in these by-laws, no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation after the close of business on the day next preceding the day on which notice is given. The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All actions shall be had and all questions decided by a plurality vote, except as otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

         7. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the records of the corporation, not less than ten nor more than sixty days prior to the meeting.

         8. Special meetings of the stockholders, for any purpose, or purposes, may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Such resolution shall state the purpose or purposes of the proposed meeting.

         9. Business transacted at all special meetings shall be confined to the objects stated in the call.

         10. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least ten but not more than sixty days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the records of the corporation.

         10.1     Certain Procedures Regarding Meetings of Stockholders

                  (A)(1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or the Chairman of the Board or (c) by any stockholder of the corporation who was a stockholder of the corporation of record at the time the notice provided for in this Section 10.1 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 10.1.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10.1, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 70th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's outstanding common stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 10.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 10.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

         (B) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 10.1(B) is delivered to the Secretary of the corporation, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.1(B). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (A)(2) of this Section 10.1 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting, or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C) (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10.1 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10.1. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10.1 and (ii) if any proposed nomination or business is not in compliance with this Section 10.1, including if the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits or is part of a group which solicits proxies in support of such stockholder's proposal without the stockholder having made the representation required by clause (c)(iii)of Section (A)(2) of this Section 10.1, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

             (2) For purposes of this Section 10.1, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

             (3) Notwithstanding the foregoing provisions of this Section 10.1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10.1. Nothing in this Section 10.1 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

                                    DIRECTORS

         11. The property and business of this corporation shall be managed by its Board of Directors, not less than seven nor more than twenty-two in number as shall be determined by the Board of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III, and each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1987, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. In case the Board of Directors shall change the number of Directors within the above limits, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which such Director's term expires and until his or her successor shall be elected and qualified, subject, however, to such Director's prior death, resignation, retirement, disqualification or removal from office.

         12. Any vacancy in the Board of Directors that results from an increase in the number of Directors may be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and each Director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such Director's predecessor.

             Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this corporation's certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article IX of such certificate of incorporation unless expressly provided by the terms thereof. The Directors of this corporation need not be stockholders.

         13. The Directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of Delaware or at such other offices of the corporation or other places as they may from time to time determine.

         14. Directors, in addition to expenses of attendance, shall be allowed such compensation as may be fixed from time to time by resolution adopted by a majority of the whole Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

         15. In addition to the powers and authorities by these by-laws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders; provided, however that no portion of the holdings of the corporation of voting securities in any subsidiary company shall be sold or otherwise disposed of, if such sale or disposition would reduce the voting power of the corporation in such subsidiary below a majority of the total voting power thereof, without approval of at least a majority of the whole Board of Directors, either expressed at a meeting by resolution concurred in by a majority of the whole Board of Directors or by written consent executed by at least a majority of all the members of the Board.

                                   COMMITTEES

         16. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee to consist of three or more Directors to hold office at the pleasure of the Board and by like resolution may fill vacancies in, or reconstitute the membership of, the Executive Committee. Meetings of the Executive Committee for any purpose or purposes may be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Chairman of the Executive Committee, and shall be called by any of them at the request in writing of at least two members of the Executive Committee, to be held in such place in the City and County of San Francisco, or at any other place within or without the State of California, as shall be designated from time to time by the Chairman of the Board, the Chief Executive Officer, the President, the Chairman of the Executive Committee or the Executive Committee and indicated in the notice of such meetings.

             At least twenty-four hours' notice of such meetings shall be given to each member of the Executive Committee either personally or by telegram or by telephone; provided, however, that if any such meeting is to be held at any place other than in the City and County of San Francisco notice of such meeting shall be given personally to each member of the Executive Committee or may be given by mailing a notice in a postage prepaid envelope addressed to each such member at his address registered on the books of the corporation, at least three days before the time fixed for the meeting.

             The Executive Committee shall, between sessions of the Board, have such powers as may be delegated to it from time to time by the Board of Directors.

             The Secretary or a member of the Executive Committee shall keep minutes of all its proceedings, all of which shall be reported as soon as practicable to the Board of Directors and shall be subject to revision or rescission by the Board of Directors provided no rights of third parties shall be affected thereby. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and in his absence the Executive Committee shall select from its members a Chairman of each meeting. The presence of a majority of the members of the Executive Committee (but in no event less than three) shall be necessary to constitute a quorum for the transaction of business.

         17. The Board of Directors may from time to time by resolution create such other committee or committees of directors, officers, employees or other persons designated by it for the purpose, to advise with the Board, the Executive Committee and the officers and employees of the corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

         18. Members of the Executive Committee and of any other special or standing committee shall, in addition to expenses of attendance, be allowed such compensation as may be fixed from time to time by resolution adopted by a majority of the whole Board of Directors.

                              MEETINGS OF THE BOARD

         19. The newly elected Board shall have its first meeting at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting; provided, a quorum of the whole Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors, or as shall be stated in the notice of such meeting given as hereinafter provided in the case of special meetings of the Board.

         20. Regular meetings of the Board of Directors shall be held without call or notice at such time and place as shall from time to time be fixed by standing resolution of the Board.

         21. Special meetings of the Board may be called by the Chairman of the Board, by the Chief Executive Officer, or by the President, on twenty-four hours' notice to each Director, either personally or in writing by mail, or by telegram, or by telephone; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of three Directors. Notice of special meetings of the Board shall state the time and place of the meeting but need not state the purpose thereof except as otherwise expressly provided in these by-laws.

         22. At all meetings of the Board a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

                                    OFFICERS

         23. The officers of the corporation shall be chosen by the Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers. The Board of Directors may also choose such other officers as they may determine. Any number of offices may be held by the same person.

         24. The Board of Directors shall annually at its organizational meeting choose a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, the Secretary, the Treasurer, the Controller, and such other officers as they may determine, none of whom except the Chairman of the Board and the Chief Executive Officer, need be members of the Board. The Board of Directors shall also choose annually at its organizational meeting a Chairman of the Executive Committee, who shall be a member of the Board.

         25. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         26. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         27. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         28. In the case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director, provided, a majority of the entire Board concur therein.

                            THE CHAIRMAN OF THE BOARD

         29. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be ex-officio a member of all standing committees with the exception of the Corporate Audit Committee and the Management Development and Compensation Committee.

                            CHIEF EXECUTIVE OFFICER,
                          PRESIDENT AND VICE PRESIDENTS

         30. (a) The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the Board of Directors, shall have general and active management of the business, affairs, and property of the corporation. The Chief Executive Officer shall keep the Board of Directors fully informed and shall freely consult with them concerning the matters in his charge. The Chief Executive Officer shall be ex-officio a member of all standing committees with the exception of the Corporate Audit Committee and the Management Development and Compensation Committee. In the absence or disability of the Chairman of the Board, if the Chairman of the Board not be the Chief Executive Officer, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board.

             (b) The President shall do and perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors, or, if the President not be the Chief Executive Officer, the Chief Executive Officer. If the President shall not be the Chief Executive Officer, the President shall keep the Chief Executive Officer fully informed and shall freely consult with him concerning the matters in his charge and, in the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

             (c) In  the  absence  or   disability  of  the  President,  a  Vice
President designated by the Board of Directors or by the Executive Committee shall perform the duties and exercise the powers of the President.

             (d) The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such other duties as may be prescribed by the Board of Directors or the Executive Committee.

             (e) The Vice Presidents  shall respectively  perform   such  duties
as may be prescribed by the Board of Directors or the Chief Executive Officer.

                                THE SECRETARY AND
                              ASSISTANT SECRETARIES

         31. (a) The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or by the Chairman of the Board, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the corporation, and shall have authority to affix the same to any instrument requiring it.

             (b)  The  Assistant   Secretaries,   in  the  order  of  their
seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board.

                                THE TREASURER AND
                              ASSISTANT TREASURERS

         32. (a) The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

             (b) The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President, and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer.

             (c) The Treasurer shall give the corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation; but the Board of Directors may, if they see fit, dispense with such bond. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer.

             (d) The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

                               THE CONTROLLER AND
                              ASSISTANT CONTROLLERS

         33. (a) The Controller shall act as the principal accounting officer in charge of general accounting books and records of the corporation, and shall have general supervision of the accounting practices of all subsidiaries.

             (b) The Controller shall cause to be prepared, compiled, and filed, such reports, statements, statistics, and other data as may be required by law or as may be prescribed by the Chief Executive Officer or the Board of Directors.

             (c) The Controller shall give the corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board, for faithful performance of the duties of his office, and for restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation; but the Board of Directors may, if they see fit, dispense with such bond.

             (d) The Assistant Controllers in the order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

                          INDEMNIFICATION OF DIRECTORS
                                   OR OFFICERS

         34. (a) Subject to subsection (d) of this section, any person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the corporation, or is or was a Director or officer of the corporation serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law as the same exists or, subject to subsection (o) of this section, may hereafter be amended, against losses, liabilities and expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such action, suit or proceeding; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the Director or officer establishes that the Director or officer did not act in good faith and in a manner such Director or officer reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful; and provided, further, that except as to actions to enforce indemnification rights pursuant to subsection (f) of this section, the corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

              (b) Subject to subsection (d) of this section, any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or officer of the corporation, or is or was a Director or officer of the corporation serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

               (c) Notwithstanding the other provisions of this section, to the extent that a Director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (3) by the stockholders that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in subsections (a) and (b) of this section.

               (e) Expenses incurred (including attorneys' fees) by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents of the corporation (or by the Directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               (f) If a  request to  be indemnified  under  subsections  (a) and
(b) of this section is made, the Board of Directors shall make a determination pursuant to Section 145(d) of the Delaware General Corporation Law within thirty days after such request as to whether the person so requesting indemnification is entitled to indemnification under this section and the Delaware General Corporation Law. If a claim under subsections (a), (b), (c) or (e) of this section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending an action, suit or proceeding in advance of its final disposition where the undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law or this section for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

               (g) The rights provided by or granted pursuant to the other subsections of this section shall be a contract right, and shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses are or hereafter may be entitled under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in subsections (a) and (b) of this section shall be made to the fullest extent permitted by law the Delaware General Corporation Law as the same exists or, subject to subsection (o) of this section, may hereafter be amended.

               (h) The corporation may purchase and maintain insurance to protect itself and any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability, expense or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability, expense or loss under the provisions of this section or applicable law.

               (i) The rights provided by, or granted pursuant to, this section shall, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (j) The corporation may provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation who are not Directors or officers of the corporation with such scope and effect as determined from time to time by the Board of Directors.

               (k) For purposes of this section, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

               (l) For the purposes of any determination under subsection (d) of this section, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him or her by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The provisions of this subsection shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in subsections
(a) or (b) of this section, as the case may be.

               (m) For purposes of this section, references to "another enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (n) The  Board of  Directors is specifically  authorized, without any action on the part of the stockholders, to alter, amend or repeal this section, to such an extent and in such manner as the law of Delaware, or other applicable law, relating to indemnification of the Directors, officers, employees and agents herein referred to may, at any time and from time to time, authorize or permit; provided, however, that any amendment, repeal or modification of this section shall not (i) in any way diminish or adversely affect any right or protection of any Director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal, or modification, or the obligations of the corporation arising hereunder, or (ii) apply to the indemnification of any such person for liability, expense or loss stemming from actions or omissions occurring prior to such amendment, repeal or modification.

               (o) Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this section shall be entitled to the greater of the indemnification (or advancement of expenses) provided (i) under the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or (ii) under the applicable law in effect at the time indemnification (or advancement of expenses) is sought.

                              CERTIFICATES OF STOCK

         35. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               TRANSFERS OF STOCK

         36. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                               FIXING RECORD DATE

         37. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

             (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                             REGISTERED STOCKHOLDERS

         38. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                LOST CERTIFICATES

         39. The Board of Directors may authorize the issue of a new certificate of stock in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate and to furnish such proof of the loss or destruction of such certificate as they shall deem proper and to comply with such other regulations as the Board shall from time to time fix including advertising such loss or destruction in such manner as the Board of Directors may require. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                         INSPECTION OF BOOKS AND RECORDS

         40. The Directors shall determine from time to time whether, and, if allowed when and under what conditions and regulations the books and records of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                     CHECKS

         41. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         42. The fiscal year shall begin the first day of January each year.

                                    DIVIDENDS

         43. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

             Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation.

                           DIRECTORS' ANNUAL STATEMENT

         44. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders, at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     NOTICES

         45. Whenever under the provisions of these by-laws notice is required to be given to any Director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter-box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the corporation, or, in default of other address, to such stockholder at the General Post Office in the City of Wilmington, Delaware, and, in the case of Directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

                                WAIVER OF NOTICE

         46. Whenever, under the provisions of these by-laws or of any law, the stockholders, Directors or committees are authorized to hold any meeting after notice or after a particular notice, or after the lapse of any prescribed period of time, such meeting may be held without notice or without said particular notice or without such lapse of time by the written waiver of notice and written consent to act, signed by every person entitled to such notice, or entitled to be present at any such meeting or participate in any such action. Except as otherwise provided by law, attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

                                   AMENDMENTS

         47. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the corporation, or by the affirmative vote of a majority of the Board of Directors, provided a quorum is present, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.